Exhibit 99.1

NUBIAN AND ATHENA ANNOUNCE CLOSING OF SALE AND ACQUISITION OF EXCELSIOR SPRINGS PROJECT

NUBIAN PROVIDES EARLY WARNING DISCLOSURE

Toronto, Ontario, January 5, 2022 – Nubian Resources Ltd. (TSX-V: NBR | OTCQB: NBRFF) (“Nubian”) and Athena Gold Corporation (CSE: ATHA | OTCQB: AHNR) are pleased to announce the completion of the sale by Nubian and the acquisition by Athena of the remaining 90% interest that Nubian held in the Excelsior Springs exploration project (the “Property”) located in Esmeralda County, Nevada, USA, as contemplated in the option agreement (the “Option Agreement”) dated December 11, 2020, as amended on November 10, 2021, between Nubian, Nubian Resources (USA) Ltd. (“Holdco”) and Athena. Athena acquired the interest in the Property through its acquisition of all of the outstanding shares of Holdco, the legal owner of the claims and mineral rights comprising the Property. As a result of the transaction, through its ownership of Holdco, Athena now holds a 100% interest in the Property, subject to a 1% of net smelter returns royalty (the “Royalty”) with respect to the Property granted to Nubian.

The transaction was effected as at December 31, 2021 pursuant to the terms a share purchase agreement (the “Share Purchase Agreement”), whereby Nubian sold to Athena and Athena purchased from Nubian all of the shares of Holdco for the remaining consideration payable under the terms of the Option Agreement, which consisted of 45 million shares of Athena’s common stock (“Athena Shares”) and the Royalty.

Under the terms of the Share Purchase Agreement, Nubian also agreed to use commercially reasonable efforts to distribute all Athena Shares that it holds to its shareholders, pro rata, subject to certain conditions, including that the distribution can be effected in accordance with applicable laws and the policies of the TSX Venture Exchange, exempt from the requirements to file a prospectus in Canada. In order to facilitate this proposed distribution, Nubian and Athena agreed to prepare and file with the U.S. Securities and Exchange Commission a registration statement on Form S-1, covering the resale and distribution by Nubian to its shareholders of the Athena Shares held by it, which distribution is not expected to occur for a minimum period of six months. Additional details about the timing and manner of the planned distribution of the Athena Shares by Nubian will be provided by it in subsequent public disclosures.

In addition, Nubian agreed that, subject to certain exceptions, for a period of twelve months from the closing of the transaction, or until such time as Nubian owns less than 4.9% of the outstanding Athena Shares, it will not vote against any matters that have been recommended by Athena's board of directors for approval by Athena’s shareholders at any meeting of Athena shareholders.

Martin Walter, President and CEO of Nubian stated, "We are very pleased with closing the transaction under the Option Agreement through the sale of Holdco and also to provide Nubian shareholder’s with an opportunity to continue to benefit from the upside potential of the Property through the Athena Shares acquired by Nubian under the transaction.”

John Power, President and CEO of Athena added, “We are excited to complete the 100% acquisition of Excelsior Springs, an advanced stage Gold exploration project, located in the premier mining jurisdiction of Nevada. We are finalizing our aggressive 2022 exploration plans for Excelsior Springs and look forward to advancing the Property.”

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Early Warning Disclosure

As announced on August 31, 2020, Nubian previously acquired 5,000,000 Athena Shares and received a cash payment of US $10,000 from Athena in exchange for a 10% interest in the Property. Immediately before the transaction, Nubian held these 5,000,000 Athena Shares, representing approximately 6.2% of the Athena Shares then issued and outstanding. Upon completion of the transaction, Nubian held an aggregate of 50,00,0000 Athena Shares, representing approximately 40% of the Athena Shares then issued and outstanding.

The Athena Shares acquired by Nubian in the Transaction were acquired by Nubian as transaction consideration and are intended to be held for investment purposes. Nubian has no present intention to acquire additional securities of Athena and plans to distribute the Athena Shares now held by it to its shareholders. In addition, from time to time and depending on market and other conditions, Nubian may increase or decrease its beneficial ownership, control or direction over those securities through market transactions, private agreements or otherwise.

This news release is being issued pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, which requires Nubian to file a report under Athena’s profile on SEDAR (www.sedar.com) containing additional information respecting the foregoing matters. A copy of the early warning report to be filed by Nubian will be available under Athena’s profile on SEDAR (www.sedar.com) and may also be obtained by contacting Martin Walter, President and CEO, Nubian Resources Ltd., at #202 Yale Court Plaza, 2526 Yale Court, Abbotsford, British Columbia V2S 8G9.

ABOUT NUBIAN RESOURCES

Nubian is a publicly traded precious and base metals exploration company managed by a team of experienced mining and geological professionals. Nubian’s projects are focused in key mining jurisdictions in central Victoria and Tasmania, Australia and Peru.

About Athena GOLD

Athena is a publicly traded company engaged in the business of the acquisition and exploration of mineral resources. Athena is currently focused on the exploration and development of precious metals properties in the western United States.

For further information, please contact:

Martin Walter, President and CEO, Nubian Resources Ltd., at +1-416-389-5692 or martin@nubianr.com

John Power, President and CEO, Athena Gold Corporation, at +1-707-291-6198 or johnpower@athenagoldcorp.com.

Neither the TSX Venture Exchange or the CSE nor their Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange and the CSE) accepts responsibility for the adequacy or accuracy of this release.

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Caution Regarding Forward Looking Statements

Certain statements contained in this press release constitute forward-looking information. These statements relate to future events or future performance, including, without limitation, the preparation and filing of a registration statement on Form S-1 with the SEC, the distribution of Athena Shares by Nubian to its shareholders, and the potential upside of the Property and value of the Athena Shares. The use of any of the words "could", "intend", "expect", "believe", "will", "projected", "estimated", "may" and similar expressions and statements relating to matters that are not historical facts are intended to identify forward-looking information and are based on Athena and Nubian’s current beliefs or assumptions as to the outcome and timing of such future events. Actual future results may differ materially. Although such statements are based on reasonable assumptions of Athena and/or Nubian’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

Forward looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include risks inherent in the exploration and development of mineral deposits, including risks relating to changes in parameters of the projects as plans continue to be redefined, risks relating to variations in grade or recovery rates, risks relating to changes in mineral prices and the worldwide demand for and supply of minerals, risks related to the COVID-19 pandemic and current global financial conditions, increased competition, access and supply risks, reliance on key personnel, operational risks, regulatory risks, including risks relating to licenses and permits, financing, capitalization and liquidity risks and title and environmental risks.

The forward-looking information contained in this release is made as of the date hereof, and neither Athena or Nubian is obligated to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Because of the risks, uncertainties and assumptions contained herein, investors should not place undue reliance on forward-looking information. The foregoing statements expressly qualify any forward-looking information contained herein.

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